Exhibit 99.1

CAMAC ENERGY APPOINTS BYRON A. DUNN AS PRESIDENT AND CEO

Hartsdale, New York, September 22, 2010: CAMAC Energy Inc. (NYSE Amex: CAK) today announced the appointment of Byron A. Dunn as the Company’s new President, Chief Executive Officer, and member of the Board of Directors, effective October 1, 2010.

Commenting on the appointment, Dr. Kase Lawal, the Chairman of CAMAC Energy, stated: “We are excited to announce that the Board has unanimously elected Byron to the position of President, CEO, and member of the Board of Directors. We believe Byron’s diverse experience within the oil and gas industry and the financial markets will provide the leadership to solidify the Company’s ability to execute on its business plan as we enter a new phase of growth and expansion.”

As a seasoned leader with over 30 years of experience across global oil and gas operations, including the oil service industry and global capital markets, Mr. Dunn has an established history of driving positive operational and financial results at the companies he has led.

Mr. Dunn previously served as President and Chief Executive Officer of Global Energy Services, a Houston-based drilling rig, power systems and equipment manufacturer with operations in the U.S., Asia, and the Middle East.

Prior to that, Mr. Dunn served as the Senior Vice President of Harvest Natural Resources (NYSE: HNR) and as the Chairman of its joint venture with China National Offshore Oil Corporation (CNOOC). He also served as the Vice President of National Oilwell Varco (NYSE: NOV), a $17 billion market cap oilfield equipment company, and prior to that Mr. Dunn spent 6 years at UBS, holding various executive positions in its Global Energy and Power Group, including Executive Director of its Investment Banking Group.

Earlier in his career, Mr. Dunn managed Phibro Energy’s Upstream Business Development and Acquisitions, and developed technical expertise as a drilling engineer with Chevron with oversight of production and reservoir engineering support staff in the Gulf of Mexico.

Mr. Dunn is a graduate of the Illinois Institute of Technology with a Bachelor of Science in Chemical Engineering, and has a Masters in Business Administration (MBA) from the University of Chicago.

On his appointment, Mr. Dunn stated, “This is an exciting time to be part of CAMAC Energy. With its recent commencement of positive cash flow and active acquisition opportunities and drilling prospects, the growth potential ahead of the Company is abundant. I am grateful to all the directors of CAMAC Energy for giving me the opportunity to lead the company. CAMAC Energy has an extraordinary and visionary senior leadership base and a unique set of assets which provide a platform for sustained growth in revenue, profitability and shareholder value.”

Upon the effectiveness of Mr. Dunn’s appointment, current Interim CEO Bill Dozier will step down from the Interim CEO position that he has held since August 2010.

For a complete bio of Mr. Dunn, please visit CAMAC Energy’s corporate website at www.camacenergy.com

About CAMAC Energy Inc.

CAMAC Energy Inc. (NYSE Amex: CAK) is a U.S.-based energy company engaged in the exploration, development, production and distribution of oil and gas. The Company focuses on early cash flow and high-return global energy projects and currently has operations in Nigeria and China. The Company's principal assets include interests in the Oyo Oilfield, an offshore oil asset in deepwater Nigeria that started production in December 2009, a 100% interest in the Zijinshan gas asset located in the Shanxi Province, China, and the Enhanced Oil Recovery and Production business in Northern China. The Company was founded in 2005. CAMAC Energy Inc. has offices in Hartsdale, New York; Houston, Texas; Beijing, China and Lagos, Nigeria.

Cautionary Statement Relevant To Forward-Looking Information

This press release may contain certain “forward-looking statements” relating to the business of CAMAC Energy Inc. (the “Company”) and its subsidiaries. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding: the general ability of CAMAC Energy Inc. to achieve its commercial objectives; the business strategy, plans and objectives of CAMAC Energy Inc. and its subsidiaries; and any other statements of non-historical information. Words such as “anticipates,” “expects,” “plans,” “projects,” “believes,” “seeks,” “estimates,” and similar expressions are intended to identify such forward-looking statements. The statements are based upon management’s current expectations, estimates and projections, are not guarantees of future performance, and are subject to a variety of risks, uncertainties and other factors, some of which are beyond CAMAC Energy Inc.’s control and are difficult to predict, including those discussed in CAMAC Energy Inc.'s periodic reports that are filed with the SEC and available on its website (http://www.sec.gov). You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, CAMAC Energy Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:

CAMAC Energy Inc.
Bonnie Tang
pr@papetroleum.com
(914) 472-6070
www.camacenergy.com

Investor Relations Contact:

Liviakis Financial Communications, Inc
John Liviakis (415) 389-4670
John@Liviakis.com
www.liviakis.com